UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2017

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500	Columbus Ohio 43219
(Address of principal executive offices)	(Zip Code)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company,” and emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer	X
Non-accelerated filer	(Do not check if a smaller reporting company)
Smaller reporting company
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provide pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to Vote of Security Holders.

On May 9, 2017, M/I Homes, Inc. (the “Company”) held its 2017 Annual Meeting of Shareholders. The results of the matters voted on by shareholders at the Annual Meeting were as follows:

1)
The following individuals were elected as directors of the Company to serve until the Company’s 2020 Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal:

Nominee	Votes for	Votes Withheld	Non-Votes
Phillip G. Creek	18,383,947	3,740,236	1,735,478
Nancy J. Kramer	21,971,719	152,463	1,735,478
Norman L. Traeger	21,617,581	506,601	1,735,478

2)	The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Non-Votes
21,348,103	771,261	4,819	1,735,478

3)	The shareholders voted on the frequency of future advisory votes on executive compensation.

Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Non-Votes
17,316,498	4,984	4,800,644	2,057	1,735,478

4)	The shareholders approved the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year.

Votes For	Votes Against	Votes Abstained
23,459,724	399,589	347

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2017

M/I Homes, Inc.

By:	/s/Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller
and Chief Accounting Officer